Exhibit 10.2

It is agreed between the parties that this Lease Amendment shall be of no force and affect whatsoever unless it shall have been executed by the Landlord and an executed copy delivered to the Tenant. The delivery of this document to the Tenant unsigned by Landlord does not constitute an offer.

FIRST LEASE AMENDMENT

This First Lease Amendment is dated as of the 20th day of July 2015, and is by and between Lessor, Thornton Edge LLC, and Lessee, TOG Operations LLC pertaining to the Lease for the Office Space located at 475 Reed Road Dalton, GA 30720

WITNESSETH:

In consideration of the various covenants contained herein; contained in the original Lease dated April 1, 2015 (the "Lease"); the parties agree that the foregoing instruments are amended and superseded as follows:

1.
The rentable square ft. under the Lease is hereby increased by 5,091 square feet for the additional space identified as "Lease Amendment I" space on Exhibit A attached hereto (the "Additional Space"), so that the total Premises will consist of forty seven thousand eight hundred eighty-one (47,881) sq. ft.

2.
The annual rent will be Three Hundred Thirty Five Thousand One Hundred Sixty Seven Dollars ($335,167.00), which shall be payable i n advance on the first (1st) day of each calendar month during the term, beginning on the later of date the Premises, the original space and the Additional Space each treated individually for the commencement of rent, are delivered to Tenant or September 1, 2015, at the monthly rate of Twenty Seven Thousand Nine Hundred Thirty and 58/100 Dollars ($27,930.58).

3.
Upon the execution of this Amendment, Tenant agrees to pay to Landlord an additional deposit of Two Thousand Nine Hundred Sixty Nine and 75/100 Dollars ($2,969.75) and additional rent for the third month of the term of Two Thousand Nine Hundred Sixty Nine and 75/100 Dollars ($2,969.75). The total due at the signing of this amendment is Five Thousand Nine Hundred Thirty Nine and 50/100 Dollars ($5,939.50).

4.	The Additional Space will be built-out within 90 days after the amendment is executed. Pursuant to the terms under the original lease.

All other terms and conditions of the Lease Agreement shall remain and continue in effect, and shall be deemed unchanged except as modified herein.

IN WITNESS WHEREOF, the undersigned caused its duly authorized representatives to set their hands and affix i its seal as of the day and year first above written

LESSOR:
Thornton Edge, LLC
/s/ CHARLES WHITENER
Date: July 20, 2015

TENANT:
TDG Operations, LLC
/s/ JON FAULKNER
Date: July 20, 2015